EXHIBIT 32.01



                 CERTIFICATIONS PURSUANT TO SECTION 1350
          OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Annual Report of General Employment Enterprises, Inc. (the "Company") on Form 10-KSB for the fiscal year ended
September 30, 2007 filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  November 19, 2007           By:  /s/ Herbert F. Imhoff, Jr.
                                        Herbert F. Imhoff, Jr.
                                        Chairman of the Board, Chief
                                        Executive Officer and President
                                        (Chief executive officer)


Date:  November 19, 2007            By:  /s/ Kent M. Yauch
                                        Kent M. Yauch
                                        Vice President, Chief Financial
                                        Officer and Treasurer
                                        (Chief financial officer)